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                                                                      EXHIBIT 21
                                  SUBSIDIARIES

1. Romac & Associates of Boston, Inc., a Massachusetts corporation, doing business as Romac Professional Temporaries, Romac Contract Services, and Romac Search

2. Romac & Associates of Ft. Lauderdale, Inc., a Florida corporation, doing business as Romac Professional Temporaries, Romac Contract Services, and Romac Search

3. Romac International of Texas, Inc., a Florida corporation, doing business as Romac Professional Temporaries, Romac Contract Services, and Romac Search

4. Romac International of Minnesota, Inc., a Florida corporation, doing business as Romac Professional Temporaries, Romac Contract Services, and Romac Search

5. Romac International of Pennsylvania, Inc., a Florida corporation, doing business as Romac Professional Temporaries, Romac Contract Services, and Romac Search

6. FMA Temporaries of Chicago, Inc., a Florida corporation, doing business as Romac Professional Temporaries, Romac Contract Services, and Romac Search

7. Romac Temporaries, Inc., a Delaware corporation, doing business as Romac Professional Temporaries, Romac Contract Services, and Romac Search

8.  Romac & Associates, Inc., a Massachusetts corporation

9.  FMA International, Inc., a Florida corporation

10. Romac/LANORF, Inc., a Delaware corporation

11. Romac/NCRALF, Inc., a Delaware corporation

12. Romac International of Kentucky, Inc., a Florida corporation